FOR IMMEDIATE RELEASE
October 22, 2004

DSA FINANCIAL CORPORATION REPORTS EARNINGS FOR THE FIRST QUARTER ENDED SEPTEMBER 30, 2004

Lawrenceburg,  Indiana - October 22, 2004 - DSA  Financial  Corporation  (OTCBB:
DSFN.OB) announced its financial results for the first fiscal quarter. For the quarter ended September 30, 2004, the Company recorded net earnings of $208,000 or $0.13 per share. In the quarter ended September 30, 2003, before DSA
Financial completed its second step conversion, the Company reported net earnings of $231,000, or $.14 per share.

The quarter-to-quarter decrease in earnings was attributed primarily to a $100,000, or 79%, decrease in gain on loan sales and a $62,000, or 14%, increase in general, administrative and other expense, which were substantially offset by a $102,000, or 16%, increase in net interest income and a $25,000, or 17%, decrease in income tax expense.

DSA Financial reported total assets of $81.5 million at September 30, 2004, total liabilities of $64.6 million, including deposits of $57.9 million and total stockholders' equity of $16.9 million.

DSA Financial Corporation, formed in connection with the Company's second-step stock offering, completed in July 2004, is the holding company for Dearborn Savings Association, F.A., a federally chartered savings association headquartered in Lawrenceburg, Indiana. The second-step offering resulted in net proceeds of $7.3 million. Dearborn Savings operates through its main office and one branch office, as well as one loan production office.




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                            DSA Financial Corporation
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                       September 30,    June 30,
         ASSETS                                                 2004        2004

Cash and cash equivalents                                    $ 6,152     $10,564
Investment securities                                          8,575       8,446
Loans receivable                                              61,634      59,192
Other assets                                                   5,184       5,564
                                                             -------     -------

         Total assets                                        $81,545     $83,766
                                                             =======     =======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                     $57,864     $68,203
Advances from the FHLB                                         5,000       5,000
Other liabilities                                              1,782       1,304
                                                             -------     -------

         Total liabilities                                    64,646      74,507

Stockholders' equity                                          16,899       9,259
                                                             -------     -------

         Total liabilities and stockholders' equity          $81,545     $83,766
                                                             =======     =======


                            DSA Financial Corporation
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                              Three months ended
                                                                 September 30,
                                                               2004       2003

Total interest income                                         $1,058     $1,059
Total interest expense                                           326        429
                                                              ------     ------
         Net interest income                                     732        630

Provision for losses on loans                                      6          6
                                                              ------     ------

         Net interest income after provision for
            losses on loans                                      726        624

Other income                                                      95        183

General, administrative and other expense                        491        429
                                                              ------     ------

         Earnings before income taxes                            330        378

Income taxes                                                     122        147
                                                              ------     ------

         NET EARNINGS                                         $  208     $  231
                                                              ======     ======

         EARNINGS PER SHARE - basic and diluted               $  .13     $  .14
                                                              ======     ======